MICHAEL KORS

Exhibit 99.1
Michael Kors Holdings Limited Announces Third Quarter Fiscal 2017 Results
Third Quarter Total Revenue Decreased 3.2%
Third Quarter Diluted EPS was $1.64
London — February 7, 2017 — Michael Kors Holdings Limited (NYSE:KORS) (the “Company”), a global luxury lifestyle brand, today announced its financial results for the fiscal 2017 third quarter ended December 31, 2016.
For the third quarter ended December 31, 2016:

•	Total revenue decreased 3.2% to $1.35 billion from $1.40 billion in the third quarter of fiscal 2016. On a constant currency basis, total revenue decreased 2.6%.

•
Retail net sales increased 9.2% to $836.7 million driven primarily by 193 net new store openings since the end of the third quarter of fiscal 2016, including 143 stores associated with the Company's recent acquisitions of the previously licensed operations in Greater China and South Korea. Comparable sales decreased 6.9%. On a constant currency basis, retail net sales increased 10.0%, and comparable sales decreased 6.4%. Wholesale net sales decreased 17.8% to $473.1 million and on a constant currency basis, wholesale net sales decreased 17.5%. Licensing revenue decreased 22.9% to $43.0 million.

•
Total revenue in the Americas decreased 7.4% to $983.8 million on a reported basis and decreased 7.5% on a constant currency basis. European revenue decreased 7.0% to $256.7 million on a reported basis, and decreased 2.7% on a constant currency basis. Revenue in Asia increased 89.1% to $112.3 million on a reported basis, and increased 84.0% on a constant currency basis, largely driven by the Company's recent acquisitions of the previously licensed operations in Greater China and South Korea.

•
Gross profit decreased 3.1% to $805.7 million, and as a percentage of total revenue was 59.6%. Foreign currency translation and transaction favorably impacted gross profit margin by approximately 30 basis points. This compares to gross margin of 59.5% in the third quarter of fiscal 2016.

•	Income from operations was $341.9 million, or 25.3% as a percentage of total revenue. This compares to $409.3 million, or 29.3% as a percentage of total revenue, for the third quarter of fiscal 2016.

•
Net income attributable to MKHL was $271.3 million, or $1.64 per diluted share, based on a 20.6% tax rate and 165.2 million weighted average diluted shares outstanding. Net income attributable to MKHL for the third quarter of fiscal 2016 was $294.6 million, or $1.59 per diluted share, based on a 28.0% tax rate and 184.9 million weighted average diluted shares outstanding.

•
At December 31, 2016, the Company operated 816 retail stores, including concessions, compared to 623 retail stores, including concessions, at the end of the same prior-year period. The Company had 128 additional retail stores, including concessions, operated through licensing partners. Including licensed locations, there were 944 Michael Kors stores worldwide at the end of the third quarter of fiscal 2017.

John D. Idol, the Company’s Chairman and Chief Executive Officer, said, “During the quarter, we delivered earnings per share results that were in line with our expectations and we continued to focus on our growth pillars, which are centered on consistently delivering innovative fashion products for our customers and enhancing consumer engagement with the Michael Kors brand worldwide.  We were pleased with the response to our new Fall and holiday handbag collections as well as the launches of our Michael Kors ACCESS line of wearable technology and our new Wonderlust fragrance.  We also saw great consumer response to our new digital flagships in Europe, and are excited to further expand our omni-channel presence as we deepen our relationship with consumers globally.  In addition, we continued our expansion in Asia, which we believe represents a $1 billion opportunity over the long term.  Overall, we were disappointed with our North American and European comparable store sales performance during the quarter.  We believe that headwinds in these markets will continue throughout the Spring season as we face reduced traffic trends in shopping malls, currency fluctuation, uncertainty surrounding certain political changes in European countries and the implementation of our reduced promotional cadence in North America.  While we face certain challenges in the short term, we continue to believe that there is meaningful long-term growth ahead for the company as we focus on maintaining our luxury leadership position while expanding the Michael Kors brand internationally.”

MICHAEL KORS

For the first nine months ended December 31, 2016:

•	Total revenue decreased 2.4% to $3.43 billion from $3.51 billion in the same period of fiscal 2016. On a constant currency basis, total revenue decreased 2.3%.

•
Retail net sales increased 9.6% to $2.00 billion. Comparable store sales decreased 6.6%. On a constant currency basis, retail net sales grew 9.9%, and comparable sales decreased 6.5%. Wholesale net sales decreased 15.0% to $1.32 billion and on a constant currency basis, wholesale net sales decreased 15.0%. Licensing revenue decreased 18.4% to $112.4 million.

•
Total revenue in the Americas decreased 7.9% to $2.42 billion on a reported and constant currency basis. European revenue decreased 1.0% to $728.7 million on a reported basis, and increased 1.0% on a constant currency basis. Revenue in Asia increased 87.4% to $280.5 million on a reported basis, and increased 80.6% on a constant currency basis, largely driven by the Company's recent acquisitions of the previously licensed operations in Greater China and South Korea.

•
Gross profit for the first nine months decreased 2.8% to $2.04 billion, and as a percentage of total revenue was 59.5%. Foreign currency translation and transaction favorably impacted gross profit margin by approximately 40 basis points. This compares to gross margin of 59.8% in the same period in fiscal 2016.

•
Income from operations for the first nine months was $732.5 million, or 21.4% as a percentage of total revenue. For the same period of fiscal 2016, income from operations was $931.0 million, or 26.5% as a percentage of total revenue.

•
Net income attributable to MKHL for the first nine months was $579.3 million, or $3.40 per diluted share, based on a 20.8% tax rate and 170.2 million weighted average diluted shares outstanding. Excluding $8.9 million after-tax, or $0.06 per diluted share, of one-time costs related to the acquisition of the Company's Greater China licensee, net income attributable to MKHL for the first nine months of fiscal 2017 was $588.2 million, or $3.46 per diluted share. Net income attributable to MKHL for the same period in fiscal 2016 was $662.1 million, or $3.45 per diluted share, based on a 28.6% tax rate and 192.1 million weighted average diluted shares outstanding.

Share Repurchase Program
During the third quarter, the Company repurchased 2,069,706 of the Company's ordinary shares for approximately $100.0 million in open market transactions. As of December 31, 2016, the remaining availability under the Company’s share repurchase program was $250.0 million. Share repurchases may be made in open market or privately negotiated transactions, subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy, and other relevant factors. The program may be suspended or discontinued at any time.
Balance Sheet
As of December 31, 2016, the Company had $147.8 million of debt, which was recorded within short-term debt in its Consolidated Balance Sheet. This debt consisted of borrowings under the Company's revolving credit facilities. The amount available for future borrowings is approximately $852.7 million. In January 2017, the Company repaid all of the borrowings outstanding under the 2015 Credit Facility.
Outlook
For fiscal 2017, the Company now expects total revenue to be approximately $4.48 billion and for comparable sales to decrease in the high-single digit range. Operating margin is expected to be approximately 19.9% on a non-GAAP basis, excluding $11.3 million in one-time acquisition related costs, and approximately 19.7% on a GAAP basis, including the aforementioned one-time costs. For fiscal 2017, diluted earnings per share are now expected to be in the range of $4.15 to $4.19 on a non-GAAP basis, excluding the one-time costs, and $4.09 to $4.13 on a GAAP basis, including the one-time costs. This assumes 169.0 million weighted average diluted shares outstanding and a tax rate of approximately 21%.

MICHAEL KORS

For the fourth quarter of fiscal 2017, the Company expects total revenue to be between $1.035 billion and $1.055 billion, which includes a planned reduction in wholesale shipments, and a comparable sales decrease in the low-teens range. The Company expects operating margin to be approximately 14.0%. Diluted earnings per share are expected to be in the range of $0.68 to $0.72 for the fourth quarter of fiscal 2017. This assumes 164.0 million weighted average diluted shares outstanding and a tax rate of approximately 22%.
Conference Call Information
A conference call to discuss third quarter results is scheduled for today, February 7, 2017 at 8:00 am. ET. A live webcast of the conference call will be available in the investor relations section of the Company’s website, www.michaelkors.com. In addition, a replay of the call will be available shortly after the conclusion of the call and remain available until February 14, 2017. To access the telephone replay, listeners should dial (844) 512-2921 or (412) 317-6671 for international callers. The access code for the replay is 8415120. A replay of the web cast will also be available within two hours of the conclusion of the call and will remain on the website for 90 days.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global Company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current-year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).
Additionally, this earnings release includes certain non-GAAP financial measures relating to certain one-time costs associated with the acquisition of the Greater China licensee. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding non-recurring items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Michael Kors
Michael Kors is a world-renowned, award-winning designer of luxury accessories and ready-to-wear. His namesake company, established in 1981, currently produces a range of products under Michael Kors Collection, MICHAEL Michael Kors and Michael Kors Mens, including accessories, footwear, watches, jewelry, ready-to-wear and a full line of fragrance products. Michael Kors stores are operated, either directly or through licensing partners, in some of the most prestigious cities in the world, including New York, Beverly Hills, Chicago, London, Milan, Paris, Munich, Istanbul, Dubai, Seoul, Tokyo and Hong Kong.
Forward Looking Statements
This press release contains forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. The forward-looking statements contained in this press release are based on assumptions that the Company has made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. You should understand that these statements are not

MICHAEL KORS

guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2016 (File No. 001-35368) and Quarterly Report on Form 10-Q (File No. 001-35368) for the fiscal quarter ended July 2, 2016, filed with the U.S. Securities and Exchange Commission.
CONTACTS:
Michael Kors Holdings Limited
Christina Coronios
(201) 691-6133
InvestorRelations@MichaelKors.com
ICR, Inc.
Jean Fontana
(203) 682-8200
jean.fontana@icrinc.com
Media:
ICR, Inc.
Alecia Pulman
(646) 277-1231
KorsPR@icrinc.com

MICHAEL KORS

SCHEDULE 1
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
Net sales	$1,309.8	$1,341.6	$3,316.5	$3,375.7
Licensing revenue	43.0	55.8	112.4	137.7
Total revenue	1,352.8	1,397.4	3,428.9	3,513.4
Cost of goods sold	547.1	565.5	1,387.2	1,413.4
Gross profit	805.7	831.9	2,041.7	2,100.0
Total operating expenses	463.8	422.6	1,309.2	1,169.0
Income from operations	341.9	409.3	732.5	931.0
Other (income) expense, net	(4.1)	(0.1)	(4.7)	0.8
Interest expense, net	3.4	0.6	5.1	1.1
Foreign currency losses	0.9	0.2	2.2	2.3
Income before provision for income taxes	341.7	408.6	729.9	926.8
Provision for income taxes	70.4	114.4	151.6	265.4
Net income	271.3	294.2	578.3	661.4
Less: Net loss attributable to noncontrolling interest	—	(0.4)	(1.0)	(0.7)
Net income attributable to MKHL	$271.3	$294.6	$579.3	$662.1
Weighted average ordinary shares outstanding:
Basic	163,148,597	182,176,452	168,000,933	189,336,957
Diluted	165,214,045	184,851,616	170,222,588	192,143,422
Net income per ordinary share:
Basic	$1.66	$1.62	$3.45	$3.50
Diluted	$1.64	$1.59	$3.40	$3.45

MICHAEL KORS

SCHEDULE 2
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 31, 2016	April 2, 2016	December 26, 2015
Assets
Current assets
Cash and cash equivalents	$368.8	$702.0	$696.8
Receivables, net	252.4	307.9	301.6
Inventories	586.2	546.8	588.3
Prepaid expenses and other current assets	160.3	113.1	74.9
Total current assets	1,367.7	1,669.8	1,661.6
Property and equipment, net	771.0	758.2	739.9
Intangible assets, net	453.7	67.4	66.4
Goodwill	119.7	23.2	23.2
Deferred tax assets	20.8	24.5	24.0
Other assets	38.1	23.7	19.1
Total assets	$2,771.0	$2,566.8	$2,534.2
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$214.0	$131.4	$190.7
Accrued payroll and payroll related expenses	60.7	59.7	49.2
Accrued income taxes	47.3	51.6	33.3
Short-term debt	147.8	—	—
Accrued expenses and other current liabilities	202.0	192.8	149.8
Total current liabilities	671.8	435.5	423.0
Deferred rent	128.1	106.4	104.4
Deferred tax liabilities	89.0	3.5	4.3
Long-term debt	—	2.3	4.0
Other long-term liabilities	27.6	19.6	18.6
Total liabilities	916.5	567.3	554.3
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 209,293,238 shares issued and 162,435,864 outstanding at December 31, 2016; 208,084,175 shares issued and 176,441,891 outstanding at April 2, 2016, and 207,358,367 shares issued and 179,406,768 outstanding at December 26, 2015	—	—	—
Treasury shares, at cost (46,857,374 shares at December 31, 2016; 31,642,284 shares at April 2, 2016; and 27,951,599 shares at December 26, 2015)	(2,404.9)	(1,650.1)	(1,450.1)
Additional paid-in capital	760.0	718.9	692.7
Accumulated other comprehensive loss	(90.1)	(80.9)	(97.9)
Retained earnings	3,587.1	3,007.8	2,830.8
Total shareholders’ equity of MKHL	1,852.1	1,995.7	1,975.5
Noncontrolling interest	2.4	3.8	4.4
Total shareholders’ equity	1,854.5	1,999.5	1,979.9
Total liabilities and shareholders’ equity	$2,771.0	$2,566.8	$2,534.2

MICHAEL KORS

SCHEDULE 3
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Nine Months Ended
		December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
Revenue by Segment and Region:
Retail net sales:	The Americas	$584.2	$589.6	$1,362.0	$1,371.1
	Europe	150.9	151.1	401.2	383.7
	Asia	101.6	25.5	233.6	67.5
Total Retail Net Sales		836.7	766.2	1,996.8	1,822.3
Wholesale net sales:	The Americas	372.9	440.0	987.6	1,175.3
	Europe	89.5	101.5	285.2	295.9
	Asia	10.7	33.9	46.9	82.2
Total Wholesale Net Sales		473.1	575.4	1,319.7	1,553.4
Licensing revenue:	The Americas	26.7	32.4	70.1	81.1
	Europe	16.3	23.4	42.3	56.6
Total Licensing Revenue		43.0	55.8	112.4	137.7
Total Revenue		$1,352.8	$1,397.4	$3,428.9	$3,513.4

Income from Operations:
Retail		$178.2	$212.9	$314.4	$433.7
Wholesale		140.2	160.2	367.2	423.4
Licensing		23.5	36.2	50.9	73.9
Total Income from Operations		$341.9	$409.3	$732.5	$931.0

Operating Margin:
Retail		21.3%	27.8%	15.7%	23.8%
Wholesale		29.6%	27.9%	27.8%	27.3%
Licensing		54.7%	64.8%	45.3%	53.7%
Total Operating Margin		25.3%	29.3%	21.4%	26.5%

				December 31, 2016
Store Count and Square Footage by Region:				Store Count	Square Footage
The Americas (U.S., Canada and Latin America)				397	1,274,268
Europe				199	534,255
Asia				220	420,304
Total				816	2,228,827

MICHAEL KORS

SCHEDULE 4
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	December 31, 2016	December 26, 2015	As Reported	Constant Currency
Retail net sales	$836.7	$766.2	9.2%	10.0%
Wholesale net sales	473.1	575.4	(17.8)%	(17.5)%
Licensing revenue	43.0	55.8	(22.9)%	(22.9)%
Total revenue	$1,352.8	$1,397.4	(3.2)%	(2.6)%

	Nine Months Ended		% Change
	December 31, 2016	December 26, 2015	As Reported	Constant Currency
Retail net sales	$1,996.8	$1,822.3	9.6%	9.9%
Wholesale net sales	1,319.7	1,553.4	(15.0)%	(15.0)%
Licensing revenue	112.4	137.7	(18.4)%	(18.4)%
Total revenue	$3,428.9	$3,513.4	(2.4)%	(2.3)%

NON-GAAP RECONCILIATION OF REPORTED NET INCOME
TO ADJUSTED NET INCOME AND NET INCOME PER SHARE, EXCLUDING TRANSACTION COSTS
RELATED TO ACQUISITION OF THE GREATER CHINA BUSINESS
(In millions, except share and per share data)
(Unaudited)

Nine Months Ended
December 31, 2016
Net income attributable to MKHL, as reported	$579.3
Transaction costs related to acquisition of Greater China, net of taxes of $2.4 million	8.9
Net income, as adjusted	$588.2

Weighted average diluted ordinary shares outstanding	170,222,588

Diluted net income per ordinary share attributable to MKHL, as reported	$3.40
Impact of transaction costs, per share	0.06
Adjusted diluted net income per ordinary share attributable to MKHL	$3.46